FORM OF
                                 AMENDMENT NO. 3
                                     to the
                          SUB-ADMINISTRATION AGREEMENT


     The Sub-Administration Agreement dated February 15, 1999, as amended, by and among E*TRADE FUNDS, E*TRADE ASSET MANAGEMENT, INC. and INVESTORS BANK & TRUST COMPANY, is hereby further amended as follows:

1.      Appendix A is hereby amended and substituted with the attached Appendix
A.
        IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Sub-Administration Agreement to be duly executed and delivered by their duly authorized officers as of __________, 2000.


E*TRADE FUNDS                               E*TRADE ASSET MANAGEMENT, INC.



By:      __________________________         By:     ___________________________
         Name:                                      Name:
         Title:                                     Title:


                                            INVESTORS BANK & TRUST COMPANY



                                            By:      ___________________________
                                                     Name:
                                                     Title:

                                   APPENDIX A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT


Portfolios                                        End of Initial Two-Year Term
----------                                        ----------------------------

E*TRADE S&P 500 Index Fund                        February 3, 2001

E*TRADE Extended Market Index Fund                August 12, 2001

E*TRADE Bond Index Fund                           August 12, 2001

E*TRADE International Index Fund                  October 22, 2001

E*TRADE Premier Money Market Fund                 January 17, 2002

E*TRADE Russell 2000 Index Fund                   _________, 2002